Exhibit 99.1

Plum Creek Timber Company, Inc. 999 Third Avenue, Suite 4300 Seattle, Washington 98104 206 467 3600

News Release
For immediate release July 28, 2008	For more information contact: Investors: John Hobbs 1-800-858-5347 Media: Robin Keegan 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for Second Quarter 2008

SEATTLE – Plum Creek Timber Company, Inc. (NYSE: PCL) today announced second quarter earnings of $31 million, or $0.18 per diluted share, on revenues of $376 million. These results include the effect of a $6 million after-tax ($10 million pre-tax) impairment charge related to the company’s lumber manufacturing business. The impairment charge reduced net income by $0.04 per diluted share. Earnings for the second quarter of 2007 were $60 million, or $0.34 per diluted share, on revenues of $395 million. Results for the second quarter of 2007 include a $2 million after-tax gain on the sale of an industrial mineral asset. As a result, income from continuing operations for the second quarter of 2007 was $58 million, or $0.33 per diluted share.

Earnings for the first six months of 2008 were $69 million, or $0.40 per diluted share, on revenues of $739 million. Earnings for the first six months of 2007 were $105 million, or $0.59 per diluted share, on revenues of $764 million. Results for the first six months of 2007 included the gain from the industrial mineral asset sale mentioned above.

Cash provided by operating activities for the second quarter totaled $95 million. Cash provided by operating activities during the second quarter of 2007 totaled $73 million. The company ended the quarter with $125 million in cash and cash equivalents.

“Overall timber market conditions remained challenging during the second quarter. Our lower results so far this year reflect the weaker pricing environment for sawlogs, offset somewhat by attractive pulpwood markets,” said Rick Holley, Plum Creek’s president and chief executive officer. “Rural land values held steady in most regions, and the results for our Real Estate segment for the first six months of 2008 matched those for the same period of 2007.”

Review of Operations

The Northern Resources segment reported operating profit of $7 million compared to $14 million during the same period of 2007. During the second quarter, average sawlog prices were approximately 11 percent lower than they were during the same period of 2007. As planned, the company reduced its sawlog harvest approximately 6 percent when compared to the same period of 2007. Average pulpwood prices were up 13 percent compared to the

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Plum Creek Timber Company Reports Results

second quarter of 2007 while pulpwood harvest levels were as planned, approximately 4 percent lower than the previous year’s level.

Operating profit in the Southern Resources segment was $37 million, down $4 million from the profit reported during the same period of 2007. The company’s Southern sawlog harvest volumes were slightly lower than the volumes harvested during the same period of 2007. Average sawlog prices were approximately 16 percent lower during the second quarter when compared to the same period of 2007. The company increased its Southern pulpwood harvest approximately 17 percent compared to the prior year in response to favorable pulpwood demand and 11 percent higher pulpwood prices.

The Real Estate segment reported revenue of $57 million and operating income of $35 million. Second quarter 2007 Real Estate segment revenue was $71 million resulting in operating income of $47 million. These differences in quarterly performance are due to the transactional nature of the segment. Results for the first six months of 2008 were similar to the same period of 2007. During the second quarter of 2008 the company sold approximately 26,000 acres of land. These sales included 13,200 acres of small, non-strategic lands at average prices of more than $1,250 per acre. Nearly 600 acres of conservation properties sold at more than $1,550 per acre, and approximately 11,800 acres of recreation property sold at an average price of more than $2,700 per acre. The sale of 700 acres of development properties captured more than $9,600 per acre.

The Manufacturing segment reported an $11 million loss for the quarter, which included a non-cash $10 million pre-tax impairment charge of its lumber manufacturing operations. The impairment resulted from lower near-term cash flow expectations from the company’s lumber mills as low levels of home construction have resulted in weak lumber demand and cyclically low lumber prices. The segment reported an operating profit of $2 million during the second quarter of 2007. Lumber sales volumes were 13 percent lower than the second quarter of last year while prices were 8 percent lower. Plywood and MDF sales volumes were 4 to 5 percent lower with plywood prices unchanged from the prior year and MDF prices up approximately 13 percent.

Outlook

The company’s outlook for the year remains unchanged and the company expects to report income from continuing operations between $1.05 and $1.30 per share for the year. Third quarter earnings are expected to be between $0.38 and $0.43 per share.

The Northern Resources segment harvest is expected to increase during the third quarter from the seasonally low second quarter levels. In the South, the company expects to reduce its sawlog and pulpwood harvests from second quarter levels.

“We’re maintaining our value discipline and exercising our operational flexibility during this cyclical downturn,” Holley continued. “We plan to reduce our Southern sawlog harvests during the second half of the year, preserving the economic value of some of our most valuable trees. We will bring these trees to market when conditions improve. As a

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Plum Creek Timber Company Reports Results

result, we expect our full-year Southern sawlog harvest to be approximately 6 million tons, our lowest sawlog harvest in the region since 2001.”

In the North, sawlog prices are expected to increase slightly as prices in the West have recovered somewhat from lower prices experienced late last year and early this year. In the South, the company expects sawlog market prices to hold steady, although the company’s plan to defer the harvest of larger, more-valuable sawlogs is expected to reduce the company’s reported price by $1 per ton. Average pulpwood prices are expected to hold at second quarter levels in both the Northern and Southern Resources segments.

The company continues to expect Real Estate segment revenues for the year to be between $320 million and $340 million. Of this amount, the sale of development properties is expected to be between $10 million and $15 million. Third quarter revenues are expected to be between $110 million and $120 million.

The Manufacturing segment is expected to report breakeven results in the third quarter.

“While the housing downturn is deeper and longer than anyone initially anticipated, the value of the assets we manage is resilient. The long-term investment characteristics of timberlands continue to attract capital from a variety of investors seeking direct investment in the asset class,” Holley continued. “These equity buyers have allocated capital and don’t typically employ significant debt financing. As a result, interest in direct investment in timberlands appear to be unaffected by liquidity concerns in the credit markets.”

“We continue to generate good cash flow and are well positioned with a strong balance sheet. We recognize the current challenges and are mindful of our opportunities when a recovery takes hold,” Holley concluded. “We continue to adjust our activity to serve our most attractive near-term markets while preserving our most valuable land and timber assets for these future opportunities.”

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, July 28, at 5 p.m. EDT (2 p.m. PDT). A live webcast of the conference call may be accessed through Plum Creek’s Web site at www.plumcreek.com by clicking on the “Investors” link.

Investors without internet access should dial 1-800-572-9852 at least 10 minutes prior to the start time, referencing Plum Creek’s earnings. Those wishing to access the call from outside the United States/Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-800-642-1687 or 1-706-645-9291 (international calls), using the code 23089985.

Supplemental financial information for Plum Creek operations, including statistical data, is available in the “Investors” information section of Plum Creek’s Web site at www.plumcreek.com.

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Plum Creek Timber Company Reports Results

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Plum Creek is the largest and most geographically diverse private landowner in the nation with approximately 8 million acres of timberlands in major timber producing regions of the United States and 10 wood products manufacturing facilities in the Northwest.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition or disposition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Six Months Ended
	June 30, 2008	June 30, 2007
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$393	$399
Real Estate	109	110
Manufacturing	226	244
Other	11	11

Total Revenues	739	764

Costs and Expenses:
Cost of Goods Sold:
Timber	276	258
Real Estate	36	38
Manufacturing	240	236
Other	1	1

Total Cost of Goods Sold	553	533
Selling, General and Administrative	63	61

Total Costs and Expenses	616	594

Other Operating Income (Expense), net	3	1

Operating Income	126	171
Interest Expense, net	70	71

Income before Income Taxes	56	100
Benefit for Income Taxes	(13)	(3)

Income From Continuing Operations	69	103
Gain on Sale of Properties, net of tax	—	2

Net Income	$69	$105

Per Share Amounts:

Income From Continuing Operations per Share
- Basic	$0.40	$0.58
- Diluted	$0.40	$0.58

Net Income per Share
- Basic	$0.40	$0.59
- Diluted	$0.40	$0.59

Weighted Average Number of Shares Outstanding
- Basic	171.4	176.4
- Diluted	171.8	176.8

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Quarter Ended
	June 30, 2008	June 30, 2007
	(In Millions, Except Per Share Amounts)
Revenues:
Timber	$192	$190
Real Estate	57	71
Manufacturing	121	129
Other	6	5

Total Revenues	376	395

Costs and Expenses:
Cost of Goods Sold:
Timber	137	124
Real Estate	20	22
Manufacturing	128	123
Other	1	—

Total Cost of Goods Sold	286	269
Selling, General and Administrative	33	31

Total Costs and Expenses	319	300

Other Operating Income (Expense), net	—	(1)

Operating Income	57	94
Interest Expense, net	34	35

Income before Income Taxes	23	59
Provision (Benefit) for Income Taxes	(8)	1

Income from Continuing Operations	31	58

Gain on Sale of Properties, net of tax	—	2

Net Income	$31	$60

Per Share Amounts:

Income from Continuing Operations per Share
Net Income per Share - Basic	$0.18	$0.33
Net Income per Share - Diluted	$0.18	$0.33

Net Income per Share
- Basic	$0.18	$0.34
- Diluted	$0.18	$0.34

Weighted Average Number of Shares Outstanding
- Basic	171.1	175.7
- Diluted	171.6	176.1

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2008	December 31, 2007
	(In Millions, Except Per Share Amounts)
ASSETS
Current Assets:
Cash and Cash Equivalents	$125	$240
Accounts Receivable	44	33
Like-Kind Exchange Funds Held in Escrow	61	—
Inventories	71	82
Deferred Tax Asset	7	7
Real Estate Development Properties	3	5
Assets Held for Sale	61	64
Other Current Assets	25	25

	397	456

Timber and Timberlands, net	3,908	3,949
Property, Plant and Equipment, net	182	202
Investment in Grantor Trusts (at Fair Value)	25	27
Other Assets	36	30

Total Assets	$4,548	$4,664

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$150	$147
Accounts Payable	42	48
Interest Payable	27	29
Wages Payable	16	25
Taxes Payable	17	23
Deferred Revenue	22	13
Other Current Liabilities	19	18

	293	303

Long-Term Debt	2,020	1,820
Line of Credit	369	556
Deferred Tax Liability	12	20
Other Liabilities	76	64

Total Liabilities	2,770	2,763

Commitments and Contingencies

STOCKHOLDERS’ EQUITY

Preferred Stock, $0.01 par value, authorized shares - 75.0, outstanding - none	—	—
Common Stock, $0.01 par value, authorized shares - 300.6, outstanding (net of Treasury Stock) - 171.1 at June 30, 2008, and 172.3 at December 31, 2007	2	2
Additional Paid-In Capital	2,208	2,204
Retained Earnings	127	202
Treasury Stock, at cost, Common Shares - 15.9 at June 30, 2008, and 14.6 at December 31, 2007	(560)	(509)
Accumulated Other Comprehensive Income	1	2

Total Stockholders’ Equity	1,778	1,901

Total Liabilities and Stockholders’ Equity	$4,548	$4,664

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30, 2008	June 30, 2007
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$69	$105
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (includes $10 Lumber Impairment Loss in 2008)	76	65
Basis of Real Estate Sold	22	23
Expenditures for Real Estate Development	(5)	(6)
Deferred Income Taxes	(8)	(5)
Gain on Sales of Properties and Other Assets	(3)	(2)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	18	—
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	(61)	(58)
Other Working Capital Changes	(17)	(14)
Other	3	3

Net Cash Provided By Operating Activities	94	111

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(29)	(33)
Timberlands Acquired	(1)	(9)
Other	—	4

Net Cash Used In Investing Activities	(30)	(38)

Cash Flows From Financing Activities:
Dividends	(144)	(149)
Borrowings on Line of Credit	755	1,596
Repayments on Line of Credit	(942)	(1,832)
Proceeds from Issuance of Long-Term Debt	250	350
Principal Payments and Retirement of Long-Term Debt	(47)	(99)
Proceeds from Stock Option Exercises	1	6
Acquisition of Treasury Stock	(51)	(111)
Other	(1)	—

Net Cash Used In Financing Activities	(179)	(239)

Decrease In Cash and Cash Equivalents	(115)	(166)
Cash and Cash Equivalents:
Beginning of Period	240	273

End of Period	$125	$107

PLUM CREEK TIMBER COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Quarter Ended
	June 30, 2008	June 30, 2007
	(In Millions)
Cash Flows From Operating Activities:
Net Income	$31	$60
Adjustments to Reconcile Net Income to
Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (includes $10 Lumber Impairment Loss in 2008)	43	32
Basis of Real Estate Sold	12	14
Expenditures for Real Estate Development	(2)	(4)
Deferred Income Taxes	(6)	(2)
Gain on Sale of Properties and Other Assets	—	(2)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	18	—
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	(30)	(48)
Other Working Capital Changes	22	17
Other	7	6

Net Cash Provided By Operating Activities	95	73

Cash Flows From Investing Activities:
Capital Expenditures (Excluding Timberland Acquisitions)	(16)	(22)
Timberlands Acquired	—	(9)
Proceeds from Sales of Properties and Other Assets	—	2

Net Cash Used In Investing Activities	(16)	(29)

Cash Flows From Financing Activities:
Dividends	(72)	(74)
Borrowings on Line of Credit	278	947
Repayments on Line of Credit	(278)	(1,255)
Proceeds from Issuance of Long-Term Debt	—	350
Principal Payments and Retirement of Long-Term Debt	—	(27)
Proceeds from Stock Option Exercises	1	1
Acquisition of Treasury Stock	—	(89)
Other	(1)	—

Net Cash Used In Financing Activities	(72)	(147)

Increase (Decrease) In Cash and Cash Equivalents	7	(103)
Cash and Cash Equivalents:
Beginning of Period	118	210

End of Period	$125	$107